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                                                                    EXHIBIT 23.5


                         MCCONNELL, BUDD & DOWNES, INC.

                                365 SOUTH STREET
                          MORRISTOWN, NEW JERSEY 07960
                                  201-538-7800
                                FAX: 201-538-0522



                          CONSENT OF FINANCIAL ADVISOR


We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. on the Form S-4 Registration Statement of Vermont Financial Services Corp., ("VFSC") to be filed with the Securities and Exchange Commission in connection with the proposed merger of Eastern Bancorp, Inc. with VFSC and to the references to our firm as Financial Advisor to Eastern Bancorp, Inc. in the text of the related Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                             McConnell, Budd & Downes, Inc.


                                             By: /s/David A. Budd
                                             -------------------------------
                                             David A. Budd
                                             Managing Director

April 1, 1997